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                             ARTICLES OF ASSOCIATION
                                       OF
                             DOLE FOOD COMPANY, INC.


         We, the undersigned, do hereby associate ourselves for the purpose of forming a corporation under the laws of the Hawaiian Islands, the several signers being the present owners of the business of the co-partnership hitherto known by the name of "CASTLE & COOKE," and for the purpose of such incorporation we do hereby adopt and agree to the following articles.

         FIRST: The name of the corporation shall be DOLE FOOD COMPANY, INC.

         SECOND: The location of the principal office of the corporation shall be at Honolulu, Island of Oahu, Territory of Hawaii. The corporation may have such other offices within and without the Territory of Hawaii as its business may from time to time require.

         THIRD: The purposes for which the corporation is organized and its powers in connection therewith are as follows:

         (a) to conduct, carry on and engage in all manner of commerce and trade, foreign and domestic;

         (b) to engage in the business of merchants, commission merchants, brokers, factors and agents, buying and selling, exporting and importing, and generally dealing in all kinds of merchandise and produce by wholesale, jobbing, or retail, either foreign or domestic;

         (c) to manage, act as agents, factors or trustees for estates, plantations, factories, persons and companies, including insurance companies of all kinds, foreign and domestic;

         (d) to engage in agricultural, manufacturing and mercantile pursuits in the Territory of Hawaii, or elsewhere;

         (e) to loan and make advances to plantations and planters in all branches of agricultural business, and for the purpose of manufacturing Hawaiian products of whatever nature and kind of raw materials as may be from time to time imported for planting or other purposes;

         (f) to purchase, own, either in whole or in part, and to own a share

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         of shares therein, lease, operate, charter, exchange and sell ships and vessels of all kinds and to act as agents for transportation companies of all kinds;

         (g) to buy, take leases of, or otherwise acquire, hold, own, use, improve, develop, cultivate, grant, bargain, sell, convey, lease, mortgage or otherwise dispose of, and in every other manner deal in and with real property and interests and rights therein, including easements and licenses and water rights and privileges;

         (h) to buy, hire or otherwise acquire, hold, own, use, produce, manufacture, sell, assign, transfer, pledge or otherwise dispose of and deal in and with personal property of whatever nature, tangible or intangible, including any and all kinds of machinery, equipment, materials, tools and other goods and chattels, and including franchises, rights, licenses, patents, trademarks, bonds of any government and of any public or private corporation, notes, choses in action and other evidences of indebtedness, shares of capital stock and obligations of public or private corporations, and options for the purchase of any of the foregoing;

         (i) to acquire, construct, lease, own, maintain and operate pumping plants, irrigation systems and other works for the development, conservation, storage, transmission and utilization of water, including artesian wells, shafts, tunnels, pipe lines, ditches, flumes, dams, reservoirs and other works, and to do all of the things incidental to or proper in the business of acquiring water for its own use and of supplying water to others for compensation or otherwise;

         (j) to enter into partnership with any other corporation for the carrying on through such partnership of any business the objects of which are the same as or are germane, in whole or in part, to the objects and business of this corporation;

         (k) to sell, convey, lease, exchange or otherwise dispose of, either for cash or on credit, all or any part of the business, property or assets of the corporation and to accept in payment therefor money or other property or assets;


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         (l) to assist or maintain or support such social, charitable, benevolent, educational, religious or other institutions or objects as the board of directors deems useful or beneficial for the corporation, directly or indirectly;

         (m) to engage in research of all kinds, either for itself or for others; to develop or assist in the development of patents, inventions, improvements, machines, or agricultural or scientific processes; to own, lease, or otherwise acquire, use, or dispose of laboratories, factories or workshops for experimental, manufacturing, and development purposes;

         (n) to act as agent for the purchase, sale, lease, hire and handling of agricultural and other machinery, implements and equipment, and in general to act as agent for manufacturing, merchandising and jobbing companies or firms, and to exercise any of the powers mentioned in these articles for the account of the corporation and/or as factor, agent, consignee, broker, contractor, attorney, commission agent or otherwise for or on behalf of any person, firm, association or corporation;

         (o) to issue shares of the capital stock and/or obligations of the corporation and/or options for the purchase of any thereof in payment for property acquired by the corporation or for services rendered to the corporation or any other objects in and about its business, and to purchase, hold, sell, transfer, accept as security for loans and deal generally in shares of its capital stock and its obligations in every lawful manner;

         (p) to acquire the whole or any part of the property, assets, business, good will and rights of any person, firm, association or corporation engaged in any business or enterprise which may lawfully be undertaken by the corporation, and to pay for the same in cash and/or shares of the capital stock and/or obligations of the corporation, or otherwise, and/or by undertaking and assuming the whole or any part of the indebtedness and obligations of the transferor, and to hold or in any manner dispose of the whole or any part of the property and assets so acquired, and to conduct in any lawful manner the whole or any part of the business so acquired and to exercise all the powers necessary or convenient in and about the conduct, management and carrying on of such business;


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         (q) to borrow money and to incur indebtedness, without limit as to the amount, and in excess of the capital stock of the corporation, and to issue bonds, debentures, debenture stock, warrants, notes or other obligations therefor, and to secure the same by any lien, charge, grant, pledge, deed of trust or mortgage of the whole or any part of the real and/or personal property of the corporation, then owned and/or thereafter to be acquired, and/or to issue bonds, debentures, debenture stock, warrants, notes or other obligations without any such security;

         (r) to draw, make, accept, endorse, guarantee, execute and issue promissory notes, bills of exchange, drafts, warrants of all kinds, obligations and certificates and negotiable or transferable instruments, to loan money to others with or without security, and to guarantee the debts or obligations of others and go security on bonds of others;

         (s) to promote or to aid in any manner, financially or otherwise, any corporation or association any of whose stock or obligations are held directly or indirectly by the corporation, and for this purpose to enter into plans of reorganization or readjustment and to guarantee the whole or any part of the indebtedness and obligations of any such other corporation or association and the payment of dividends on its stock and to do any other acts or things designed to protect, preserve, improve or enhance the value of such stocks or obligations;

         (t) to enter into, make, perform and carry out contracts of every kind for any lawful purpose with any person, firm, association or corporation, one or more;

         (u) to effect any of the purposes mentioned in these articles and to exercise any powers so mentioned either directly or through the medium of the acquisition and ownership of shares of stock of any other corporation or association and holding and voting the same or otherwise exercising and enjoying the rights and advantages incidental to such shares of stock, and if deemed desirable to operate wholly or partially as a holding company through the acquisition and ownership of shares of stock of any other corporation or association, whether or not such shares of stock so acquired or owned by this corporation shall give to this corporation control of such other corporation or association;


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         (v) to carry on any other lawful business whatsoever which may seem to the corporation capable of being carried on in connection with the foregoing purposes and powers, or calculated directly or indirectly to promote the interest of the corporation or to enhance the value of its properties, and to have, enjoy and exercise all rights, powers and privileges which are now or which may hereafter be conferred upon similar corporations organized under the laws of Hawaii;

         (w) to carry out the foregoing purposes and to exercise the foregoing powers or any thereof in the Territory of Hawaii and/or elsewhere in the world.

         The foregoing clauses shall each be construed as purposes and powers, and the matters expressed in each clause or any part of any clause shall be in no ways limited by reference to or interference from any other clause or any other part of the same clause but shall be regarded as independent purposes and powers and the enumeration of specific purposes and powers shall not be construed to limit or restrict in any manner the meaning of the general purposes and powers of the corporation, nor shall the expression of one thing be deemed to exclude another, although it be of like nature, not expressed.

         FOURTH: In accordance with the laws of the Territory of Hawaii and applicable to corporations formed thereunder, the corporation shall be entitled to and shall have power:

         (a) to have succession and corporate existence perpetually;

         (b) to sue and be sued in any court;

         (c) to make and use a common seal, and alter the same at its pleasure;

         (d) to hold, purchase and convey such property as the purposes of the corporation shall require, without limit as to amount, and to mortgage, pledge and hypothecate the same to secure any debt of the corporation;

         (e) to appoint such subordinate officers and agents as the business of the corporation shall require;

         (f) to make by-laws not in conflict with law or these articles of


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         association; and may possess and exercise any and all powers, not inconsistent with law, reasonably incidental to the fulfillment of its purposes as set forth in these articles of association, or reasonably incidental to the exercise of its powers set forth therein.

         FIFTH:

         (a) The amount of capital stock of the corporation shall be eighty million (80,000,000) shares of common stock without par value and thirty million (30,000,000) shares of preferred stock without par value.

         (b) No holder of the shares of stock of any class of the corporation shall have any preemptive or preferential right of subscription for or to purchase any shares of any class of stock or other securities of the corporation, whether now or hereafter authorized.

         (c) In connection with any offering to stockholders, or with any stock dividend, or with any other change in the capitalization of the corporation, or with any merger or consolidation, the board of directors may provide for the issuance of fractional shares of the capital stock of the corporation, or the board of directors may provide that no fractional shares shall be issued in connection therewith and that the issuance of fractional shares may be avoided by the sale of shares representing fractions or by the issuance of scrip or in such other manner as may be approved by the board of directors. The stockholders shall not have the right to split whole shares into fractions or to split fractions.

         (d) The board of directors is authorized to provide for the issuance from time to time of authorized but unissued shares of the capital stock of the corporation and to determine and approve the consideration for which such shares shall be issued, the portion if any of such consideration which shall be paid-in surplus, and the other terms and conditions of the offering.


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         (e) The board of directors is authorized to provide for the issuance from time to time of authorized but unissued shares of preferred stock of the corporation, and to divide authorized and unissued shares of preferred stock into series and issue any such series, and to fix the terms, preferences, voting powers, restrictions and qualifications of the preferred stock or any series of the preferred stock. Notwithstanding the provisions of Section 415-18 of Hawaii Revised Statutes, the board of directors is authorized (i) to provide for the issuance from time to time of authorized but unissued shares of capital stock of any class or any series of any class as and for a stock dividend or dividends on shares of the same class or series or any other class or any other series of any class and (ii) to determine whether any of the capital stock of any class or any series of any class shall be exchangeable for or convertible into shares of the same class or series or any other class or any other series of any class, and to fix, before issuance, the terms and conditions with or without limitations on which the capital stock of any class or any series of any class shall be so exchangeable or convertible.

         (f) Part IX of Chapter 416, Hawaii Revised Statutes relating to Control Share Acquisitions as amended from time to time, and such Part, as transferred to the Hawaii Business Corporation Act by amendment to Act 167, Session Laws of Hawaii 1983, as redesignated and as amended from time to time, shall not apply to any acquisition of shares of stock of any class of the corporation.

         SIXTH: There shall be a board of directors of the corporation to consist of not less than five nor more than twenty members, who shall be elected at such times, in such manner, and for such terms as may be prescribed by the by-laws, which also may provide for the filling of vacancies and temporary vacancies. The directors need not be stockholders of the corporation. The board of directors shall have full power to control and direct the business and affairs of the corporation, subject, however, to instructions by the stockholders, and to any limitations which may be set forth in statutory provisions, in these articles of association and in the by-laws of the corporation. The board of directors may create and authorize the operation of any division or divisions of the corporation, and the board of directors may determine the name under which any division shall operate and may determine the property of the division and may provide that the management of the business and property of the


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         division be vested in and delegated to a board of directors of the division, and may provide that the division shall have its own officers and agents and employees and may establish other provisions with regard to the division, all upon such terms and conditions as may be approved by the board of directors. There may be an executive committee of the board of directors as provided for in the by-laws.

         SEVENTH: The board of directors shall elect each year a president, one or more vice presidents, a secretary, a treasurer and a controller, and from time to time such other officers as the conduct of the business of the corporation may require. The president and at least one vice president shall be elected from among the directors. Additional vice presidents, if any, the secretary, the treasurer, the controller, and such other officers as may be elected may or may not be directors. No officer need be a stockholder.

         EIGHTH: An auditor shall be elected annually by the stockholders. The auditor may be an individual, partnership or corporation. The auditor shall not be an officer of the corporation.

         NINTH: No stockholder shall be liable for the debts of the corporation beyond such amount as may be due and unpaid upon the share or shares held by him.

         TENTH: Service of process may be made upon any officer of the corporation.

         ELEVENTH: In the absence of fraud, no contract or other transaction between the corporation and any other corporation, and no act of the corporation, shall in any way be affected or invalidated by the fact that any of the directors of the corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation; and any director of the corporation who is also a director or officer of such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the board of directors of the corporation which shall authorize or approve any such contract or transaction or act and may vote thereat to authorize or approve any such contract, transaction or act with like force and effect as if he were not such director or officer of such other corporation or not so interested.


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         IN WITNESS WHEREOF, the incorporators have hereunto set their hands this 28th day of December, 1894.

                                             (Sig.) MARY CASTLE
                                                      Mary Castle

                                             (Sig.) JOSEPH B. ATHERTON
                                                      Joseph B. Atherton

                                             (Sig.) GEO. P. CASTLE
                                                      Geo. P. Castle

                                             (Sig.) WILLIAM A. BOWEN
                                                      William A. Bowen

                                             (Sig.) E. D. TENNEY
                                                      E. D. Tenney

HAWAIIAN ISLANDS           )ss
ISLAND OF OAHU             )

         On this 28th day of December, 1894, personally appeared before me MARY CASTLE, JOSEPH B. ATHERTON, GEO. P. CASTLE, WILLIAM A. BOWEN AND E. D. TENNEY, to me known to be the persons described in and who executed the foregoing instrument and acknowledged that they executed the same freely and voluntarily for the uses and purposes therein set forth.

                                                              W. R. Castle,
                                                              Notary Public

(SEAL)


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